FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2010

0-15885
(Commission File Number)

NATIONAL DATACOMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-2942832
(State of Incorporation)	(IRS Employer Identification No.)

19B Crosby Drive, Suite 310, Bedford, Massachusetts 01730
 (Address of registrant's principal executive office)

900 Middlesex Turnpike, Billerica, Massachusetts 01821
(Former name or former address, if changed since last report.)

(781) 275-1686
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 21, 2010, National Datacomputer, Inc. (the “Company”) entered into subscription agreements with three investors, including an officer of the Company, pursuant to which the Company issued an aggregate of $75,000 of its secured convertible promissory notes (the “Notes”). The Notes bear interest at the rate of 0.67% per annum, compounded annually. All principal and accrued interest are payable on April 21, 2013. The Company’s obligations under the Notes are secured by the grant of a first priority security interest in all of the Company’s assets.

At any time on or after April 21, 2012, the Notes are convertible in whole or in part, at the option of the holders, into 3,182,655 shares of the Company’s Common Stock, which amount is equal to 40% of the number of shares of Common Stock outstanding immediately after the issuance of the Notes, calculated on a fully diluted basis and including conversion of the Notes.

The Notes may be prepaid by the Company at its election with the written consent of the holders of at least 75% in original principal amount of the Notes.

Subject to applicable cure periods, the holders of a majority of the principal amount of the Notes outstanding from time to time may declare the entire unpaid principal balance of the Notes to be due and payable upon certain events of default.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures in Item 1.01 above, which are incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities

See the disclosures in Item 1.01 above, which are incorporated herein by this reference.

Item 8.01	Other Events.

On April 30, the Company moved its principal executive office to 19B Crosby Drive, Suite 310, Bedford, Massachusetts 01730.

Item 9.01.	Exhibits

(d) The following exhibits are furnished with this report:

Exhibit Number	Description

10.1	Form of Secured Convertible Promissory Note

10.2	Form of Subscription Agreement

10.3	Form of Security Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL DATACOMPUTER, INC.

Date: June 8, 2010	By:	/s/ Bruna Bucacci
Bruna Bucacci, Chief Executive Officer